                                                                     Exhibit 3-2





                                   BYLAWS OF

                            GTE FLORIDA INCORPORATED

                                ---------------

                          INCORPORATED UNDER THE LAWS

                            OF THE STATE OF FLORIDA

                                     (1901)





Adopted:         October 24, 1974
Amended:         March 23, 1978
                 July 28, 1983
                 February 27, 1986
                 March 4, 1993
                 September 15, 1995

                               TABLE OF CONTENTS


                                                         ARTICLE I

                                                        Definitions

Section 1.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                        ARTICLE II

                                                         Offices

Section 2.    Principal Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 3.    Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                       ARTICLE III

                                                 Meeting of Stockholders

Section 4.    Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 5.    Notice of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 6.    Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 7.    Notice of Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 8.    Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 9.    Notice of Adjourned Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 10.   Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 11.   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 12.   Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 13.   Ratification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 14.   Action by Shareholders Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                        ARTICLE IV

                                                    Board of Directors

Section 15.   General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 16.   Number, Election, Term of Office, Eligibility,
              and Provisions for Automatic Termination
              of Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 17.   First Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 18.   Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 19.   Special, Regular and Telephonic Meetings--
              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 20.   Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 21.   Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 22.   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 23.   Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 24.   Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 25.   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 26.   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 27.   Executive or Special Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 28.   Action by Directors Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE V

                                                         Officers

Section 29.   Appointment, Term of Office, and
              Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 30.   Other Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 31.   Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 32.   Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 33.   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 34.   The President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 35.   Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 36.   Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 37.   Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 38.   Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 39.   Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 40.   Controller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 41.   Assistant Controllers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 42.   Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE VI

                                              Execution of Instruments, etc.

Section 43.   Contracts, etc., How Executed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 44.   Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 45.   Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 46.   Checks, Drafts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 47.   Sale or Transfer of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                       ARTICLE VII

                                                Shares and Their Transfer

Section 48.   Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 49.   Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 50.   Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 51.   Lost and Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 52.   Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 53.   Fixing Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 54.   Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VIII

                                                      Miscellaneous

Section 55.   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 56.   Reserve for Contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 57.   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 58.   Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 59.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE IX

                                                        Amendments

Section 60.   Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                            GTE FLORIDA INCORPORATED

                                     BYLAWS


                                   ARTICLE I
                                  Definitions

    Section 1. Definitions. In these Bylaws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

         (a) "Charter" shall mean the Certificate of Incorporation of the Corporation as from time to time amended.

         (b)       "Board" shall mean the Board of Directors of the Corporation.

         (c) Whenever reference is made to a stockholder or stockholders attending or being present at a meeting, such reference shall be deemed to include a stockholder or stockholders present or attending in person or by proxy appointed by instrument in writing and subscribed by such stockholder or stockholders or by his or their attorney or attorneys thereunto authorized; and, whenever reference is made to voting or other action by any stockholder at or in connection with any such meeting, such reference shall be deemed to include voting or taking such action in person or by such proxy.

         (d) All references herein to Articles or Sections are to the corresponding Articles and Sections of these Bylaws; and the words "herein," "hereof," "hereby," and "hereunder" and other equivalent words, refer to these Bylaws and not to any particular subdivision hereof.

                                   ARTICLE II

                                    Offices

    Section 2. Principal Office. The principal office of the Corporation shall be located in Tampa, Florida.

    Section 3. Other Offices. The Corporation also may have offices at such other places within the State of Florida as the Board may from time to time determine or the business of the Corporation may require.

                                  ARTICLE III

                            Meeting of Stockholders

    Section 4. Annual Meeting. The annual meeting of stockholders shall be held on such date as the Board of Directors may designate each year within or without the State of Florida, at such location and hour as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 5. Notice of Meeting. A notice of the annual meeting stating the purpose or purposes of the meeting and the place, day, and hour it will be held shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. The notice shall be signed by the Secretary, an Assistant Secretary, or such other officer or person as may be designated by the Board. Such signature may be manual signature, a facsimile signature, or a printed signature.

    Section 6. Special Meetings. A special meeting of stockholders may be called at any time by resolution of the Board or by such other persons as may be authorized by law.

    Section 7. Notice of Special Meetings. A notice of the special meeting stating the purpose or purposes of the meeting and the place, day, and hour it will be held shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. The notice shall be signed by the Secretary, an Assistant Secretary, or such other officer or person as may be designated by the Board. Such signature may be a manual signature, a facsimile signature, or a printed signature.

    Section 8. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Florida, or at such other place within or without the State of Florida as shall be specified in the notice of the meeting.

    Section 9. Notice of Adjourned Meetings. No notice of an adjourned meeting of stockholders need be given unless expressly required by statute.

    Section 10. Quorum. Except as otherwise provided by statute or by the Charter, at each meeting of stockholders, the holders of record of a majority in number of the issued and outstanding shares of the Corporation having voting power, shall be present to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

    Shares of its own capital stock belonging to the Corporation shall not be deemed issued and outstanding shares for the purpose of determining the presence of a quorum at any meeting of stockholders.

    Section 11. Organization. At every meeting of the stockholders, except as otherwise voted by the Board, the President, or, in his absence, the ranking Vice President present, or, if neither the President nor any Vice President be present, a chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall act as chairman. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the absence at any such meeting of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary or, if none be present, some other person to act as secretary of the meeting.

    Section 12. Voting. Except as otherwise provided in the Charter, every stockholder of record present shall be entitled at every meeting of the stockholders to one (1) vote for every share of voting stock standing in his name on the books of the Corporation,

         (a)       at the record time fixed by the Board, or

         (b) if no such record time shall have been fixed, then at the date and time of the meeting as fixed in the notice or waiver of notice pursuant to which such meeting is held.

    Voting shall be by ballot whenever any qualified voter shall demand that any vote be by ballot. Each ballot shall be signed by the stockholder voting, and shall state the number of shares voted thereby.

    Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

    Except as otherwise provided by law or by the Charter or by this Section or
Section 24., all matters which shall properly come before any meeting of stockholders shall be decided by the vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present. A stock vote upon any question shall be taken upon a demand therefor by any stockholder present and entitled to vote.

    Section 13. Ratification. When stockholders who hold four-fifths of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be valid as if legally called and notified.

    Section 14. Action by Shareholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

                                   ARTICLE IV

                               Board of Directors

    Section 15. General Powers. The business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

    Section 16. Number, Election, Term of Office, Eligibility, and Provisions for Automatic Termination of Membership. Directors shall be elected at the annual meeting of stockholders. The number of directors shall be fixed at each annual meeting of stockholders at which a Board is elected, but the number so fixed may be fixed at a different amount within the limits prescribed by the Charter, at any special meeting of stockholders, or by the affirmative vote of a majority of the whole Board given at any meeting of the Board, if, in either case, notice of the proposed change in number is included in the notice of the meeting.

    Any officer of the Corporation or of any subsidiary or affiliate who may, after November 1, 1974, be elected as a director of the Corporation shall automatically cease to be a director of the

Corporation upon his retirement or termination of his employment for any reason as an employee of the Corporation or such subsidiary or affiliate.

    Section 17. First Meetings. The newly elected Board may meet immediately after the adjournment of the Annual Meeting of Stockholders, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the written consent of all of the directors or as specified in notice in the manner provided for calling special meetings of the Board.

    Section 18. Place of Meetings. The Board may hold its meetings at such time and place, within or without the State of Florida, as the Board from time to time may determine, or as may be designated in notice of meeting or a waiver thereof signed by all the directors; or in the absence thereof meetings may be held anywhere at any time if all directors are present; except that the first meeting of each Board shall be held as provided in Section 17..

    Section 19. Special, Regular and Telephonic Meetings--Notices. Special meetings of the Board may be called by the President, Secretary, or Assistant Secretary on two (2) days' notice to each director either written, personal, by mail, or telegram; special meetings shall be called by the President, Secretary, or Assistant

Secretary in like manner and on like notice on the written request of two directors.

    Regular meetings of the Board of Directors may be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held on the next succeeding business day not a legal holiday. Notices of regular meetings need not be given.

    The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

    Section 20. Quorum. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 21. Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

    Section 22. Organization. At every meeting of the Board, except as otherwise voted by the Board, a chairman designated by the Board shall preside. The Secretary of the Corporation shall act as secretary of meetings of the Board. In the absence of the Secretary at any meeting of the Board, the chairman of such meeting shall appoint an Assistant Secretary, or if none is present, some other person to act as Secretary of the meeting.

    Section 23. Resignations. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation or to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 24. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority in interest of the outstanding stock of the Corporation having voting power for the election of directors, at a special meeting of the stockholders called for that purpose.

    Section 25. Vacancies. Except as otherwise provided by statute or by the Charter, any vacancy in the Board arising at any time from any cause, including the failure of the stockholders to elect a full Board or an increase in the number of directors, may be filled by the vote of a majority of the directors remaining in office; or any such vacancy may be filled by the stockholders entitled to vote upon an election of directors, at any special meeting of stockholders at which such vacancy was created, or at a special meeting of stockholders called for the purpose of filling such vacancy. The directors so appointed or elected shall hold office until the next annual election and until their successors have been duly elected and qualified.

    Section 26. Fees. Unless otherwise provided in the Charter, the Board shall have the authority to fix the compensation of directors for services in any capacity.

    Section 27. Executive or Special Committees. The Board, by resolution, may designate two or more directors to constitute Executive or Special Committees, which committees, having a quorum of one-third, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise required by laws. Vacancies in the membership of the committees shall be filled by the Board at a regular or special meeting of the Board or by unanimous consent resolutions of the Board. The Executive or Special Committees shall keep regular minutes of their proceedings and report the same to the Board when required.

    Section 28. Action by Directors Without a Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

    Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

    A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

                                   ARTICLE V
                                    Officers

    Section 29. Appointment, Term of Office, and Qualifications. The Board shall choose annually a President of the Corporation, a Secretary, a Treasurer, and a Controller and may also elect one or more Vice Presidents, and any other officers of the Corporation whose appointment shall not be delegated as hereinafter in

Section 30. provided. Each of such officers shall (except such as may be appointed under Section 30.) hold office until the next annual election and until a successor is chosen and qualified. Any two of said offices, except those of President and Vice President, or President and Secretary, may be held, and the duties thereof may be performed, by one person. No person may hold more than two of said offices. No instrument required to be signed by more than one officer shall be signed by the same individual in more than one capacity.

    Section 30. Other Officers. The Board may elect, or the President of the Corporation may appoint, such other officers or agents as the Board or President may deem necessary or advisable, including one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Assistant Controllers, each of whom shall hold office for such period, have such powers and perform such duties as are provided by these Bylaws or as the Board or the President of the Corporation may from time to time determine. Any officer, if required to do so by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require.

    Section 31. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board, at any meeting of the Board, or by the President of the Corporation if such officer shall have been appointed by him, or by any officer upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

    Section 32. Resignations. Any officer may resign at any time by giving written notice to the President of the Corporation or to the Secretary or to the Board. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 33. Vacancies. A vacancy in any office arising from any cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular appointment to such office.

    Section 34. The President. The President shall have general supervision of the business of the Corporation, and over its several officers, subject, however, to the control of the Board. He shall, when present, preside at all meetings of the stockholders.

    He may, unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock.

    He shall, whenever it may in his opinion be necessary, prescribe the duties of officers and employees of the Corporation whose duties are not otherwise defined.

He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, or other instruments authorized by the Board, except where required or permitted by law to be otherwise signed and executed and except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

    Section 35. Vice Presidents. In the absence or disability of the President, the ranking Vice President available to act shall perform all the duties of the President, and, when so acting, shall have all the powers of the President. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, and contracts for the purchase or sale of property, both real and personal, for the construction of buildings or telephone plant, for the purchase and installation of telephone equipment, or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Board or by the President of the Corporation.

    If at any time there be more than one Vice President, the order of rank of such Vice Presidents shall be as determined by the Board, or in the absence of such determination, shall be the order in which such Vice Presidents were elected or appointed as such.

    Section 36.    Secretary.  The Secretary shall...

         (a) keep the minutes of all meetings of the stockholders and of the Board, in books to be kept for the purpose;

         (b) see that all notices are duly given in accordance with these Bylaws or as required by law;

         (c) be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers or documents whose execution in behalf of the Corporation under its seal is required by law or duly authorized in accordance with these Bylaws;

         (d) have charge of and keep or cause to be properly kept and filed the stock books of the Corporation as provided by law and in Section 50. and all other books, reports, statements, certificates, and all other documents and records required by law;

         (a) in general, perform all duties, incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the President of the Corporation.

    Section 37. Assistant Secretaries. At the request of the Secretary or in his absence or disability, an Assistant Secretary designated by the Board or the President of the Corporation shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Secretary or by the Board or by the President of the Corporation.

    Section 38.    Treasurer.  The Treasurer shall...

         (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such depositories as shall be selected in accordance with provisions of Section 45.;

         (b) receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever and, subject to the direction of the Board or the President of the Corporation, pay out and supervise the disbursement of moneys of the Corporation;

         (c) keep full and accurate books of account, showing all cash receipts and disbursements of the Corporation, and furnish to the Controller periodical reports of all such receipts and disbursements;

         (d) render a statement of the cash account of the Corporation whenever called upon to do so by the Board or by the President of the Corporation or by the Controller;

         (e) in general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board or by the President of the Corporation.

    Section 39. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer designated by the Board or the President of the Corporation shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Treasurer or by the Board or by the President of the Corporation.

    Section 40. Controller. The Controller shall be the Principal accounting officer of the Corporation. The Controller shall...

         (a) keep or cause to be kept full and complete books of account of all operations of the Corporation and of its assets and liabilities;

         (b) exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

         (c) render reports of the operations and business and of the conditions of the finances of the Corporation at all regular meetings of the Board, if called upon to do so, and at such other times as may be requested by the Board or by any director, or by the President of the Corporation and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

         (d) receive periodical reports from the Treasurer of all receipts and disbursements and see that correct vouchers are taken for all disbursements for any purpose;

         (e) in general, perform all the duties incident to the office of Controller, and such other duties as from time to time may be assigned to him by the Board or by the President of the Corporation.

    Section 41. Assistant Controllers. At the request of the Controller, or in his absence or disability, an Assistant Controller designated by the Board or by the President of the Corporation shall perform all the duties of the Controller, and, when so acting, shall have all the powers of the Controller. Each Assistant Controller shall perform such other duties as from time to time may be assigned to him by the Controller or by the Board or by the President of the Corporation.

    Section 42. Salaries. The salaries of the officers may be fixed from time to time by the Board, and no officer shall be precluded from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                         Execution of Instruments, etc.

    Section 43. Contracts, etc., How Executed. The Board, subject to the provisions of Sections 29. and 46., may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument in the name of and in behalf of the Corporation, and such authority may be general or confined to specific instances.

    Section 44. Loans. No loans shall be contracted in behalf of the Corporation unless authorized by the Board. When such authorization has been given by the Board, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any institution, firm or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation and, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may (subject to such authorization) pledge, hypothecate, or transfer any and all stocks, securities, and other personal property at any time owned by the Corporation and to that end endorse, assign, and deliver the same. Such authority may be general or confined to specific instances.

    Section 45. Deposits. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositories as may be selected by the Board or by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board.

    Section 46. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board, or may be made by hand-stamped impression in the name of the Corporation.

    Section 47. Sale or Transfer of Securities. Stock certificates, bonds, or other securities held or owned by the Corporation may be sold, transferred, or otherwise disposed of pursuant to authorization by the Board, and in any such event, the stock certificates, registered bonds or other securities so authorized to be sold, transferred or otherwise disposed of may be assigned or transferred from the name of the Corporation by the signature of the President or any Vice President.

                                  ARTICLE VII

                           Shares and Their Transfer

    Section 48. Certificates. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof.

    When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

    Section 49. Signatures. The signatures of the officers upon a certificate may be facsimiles where the certificate is signed by (a) a Transfer Agent or an Assistant Transfer Agent, other than the Corporation itself, or by
(b) a Transfer Clerk acting on behalf of the Corporation and a Registrar. In case any officer who has signed or whose facsimile signatures has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

    Section 50. Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the stock books of the Corporation by the holder of record of such shares or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards to the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to its Transfer Agent, if any, such fact shall be stated in the entry of the transfer.

    Section 51. Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same, if required to do so by the Board, in such manner as the Board may require and furnish bond, if required to do so by the Board, in form and with one or more sureties satisfactory to the Board and to the Transfer Agent and/or Registrar, if any, in such sum as the Board may direct, sufficient to indemnify the Corporation and the Transfer Agent and/or Registrar, if any, against any claim that may be made against them, or any of them, on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed. The Board may delegate to any officer authority to administer the provisions of this Section.

    Section 52. Regulations. The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. It may appoint one or more Transfer Agents or Registrars of Transfers or both, and may require all certificates of stock to bear the signature of either or both.

    Section 53. Fixing Record Date. The Board may fix a date not more than forty days prior to the date set for any meeting of the stockholders as the record date as of which the stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined, but in such case notice that such day has been fixed shall be published at least five days before the day so fixed in a newspaper published in the city, town, or county where the principal office of the Corporation is located and in each city or town where an agency for transfer of shares is maintained.

    Section 54. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owners of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                  ARTICLE VIII

                                 Miscellaneous

    Section 55. Dividends. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board at any regular or special meeting or by unanimous consent resolution of the Board, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Certificate of Incorporation.

    Section 56. Reserve for Contingencies. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    Section 57. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

    Section 58. Seal. The corporate seal shall have inscribed thereon "GTE Florida Incorporated" and the words "Corporate Seal,

Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

    Section 59. Indemnification. All Officers, Directors, and employees of this Corporation shall be entitled to indemnification for their actions in accordance with Florida law provided such Officers, Directors, and employees have acted in good faith, in a manner they reasonably believed to be in the best interest of the Corporation, and with respect to any criminal action or proceeding, such Officers, Directors, and employees had no reasonable cause to believe their conduct was unlawful.

                                   ARTICLE IX
                                   Amendments

    Section 60. Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented by the vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting; or
(b) by the Board at any regular or special meeting of the Board or by unanimous consent resolution of the Board. Amendments made by the Board shall not be inconsistent with any Bylaws that may have been adopted by the stockholders.